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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 33-62991 of Dycom Industries, Inc. on Form S-3 of our report dated August 31, 1998, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1998, and to the use of our report dated August 31, 1998, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida


September 28, 1998